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                                                                    Exhibit 10.2

                  BAXTER INTERNATIONAL INC. AND SUBSIDIARIES
                           SUPPLEMENTAL PENSION PLAN
              (As Amended and Restated Effective January 1, 1999)


                                   ARTICLE 1

                                    General
                                    -------


        1.1. Purpose Effective Date. Baxter International Inc. (the "Corporation") established the Baxter International Inc. and Subsidiaries Supplemental Pension Plan (the "Plan"), effective as of January 1, 1989, to assist in providing retirement and other benefits to certain employees of the Corporation and its affiliates which are in addition to those provided under the Baxter International Inc. and Subsidiaries Pension Plan (the "Pension Plan"). The following provisions constitute an amendment and restatement of the Plan effective as of January 1, 1999, the "Effective Date" of the Plan set forth herein. The Plan is intended to constitute an "excess benefit plan" within the meaning of Section 3(36) of ERISA with respect to the benefits provided under
Section 4.2 that are in excess of those that may be provided under the Pension Plan because of the application of Code Section 415, and an unfunded plan maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees with respect to the other benefits provided under the Plan.

        1.2. Plan Administration; Source of Benefit Payments. The authority to control and manage the operation and administration of the Plan shall be vested in the Administrative Committee. In controlling and managing the operation and administration of the Plan, the Administrative Committee shall have the same rights, powers and duties as those delegated to such Committee under the Pension Plan. A Participating Employer's obligation under the Plan shall be reduced to the extent that any amounts due under the Plan are paid from one or more trusts, the assets of which are subject to the claims of general creditors of the Participating Employer or any affiliate thereof; provided, however, that nothing in the Plan shall require the Corporation or any Participating Employer to establish any trust to provide benefits under the Plan.

        1.3. Applicable Laws. The Plan shall be construed and administered in accordance with the laws of the State of Illinois to the extent that such laws are not preempted by the laws of the United States of America.

        1.4. Notices. Any notice or document required to be filed with the Administrative Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Administrative Committee, in care of the Corporation, at its principal executive offices. Any notice required under the Plan may be wholly or partially waived by the person entitled thereto.

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        1.5.  Action by Participating Employers. Any action required or permitted to be taken under the Plan by a Participating Employer shall be by resolution of its Board of Directors, or by a person or persons authorized by its Board of Directors.

        1.6. Limitation of Provisions. Any benefit payable under the Pension Plan shall be paid solely in accordance with the terms and conditions of the Pension Plan and nothing in the Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Pension Plan.

        1.7. Claims and Review Procedures. The claims procedures applicable to claims and appeals of denied claims under the Pension Plan shall apply to any claims for benefits under the Plan and appeals of any such denied claims.

        1.8. Inactive Participation. Except as otherwise specifically provided herein, the benefits, if any, payable to or on behalf of Participants who terminated employment with the Corporation and its affiliates prior to the Effective Date shall be determined in accordance with the terms of the Plan as in effect on such termination of employment.

        1.9. Plan Supplements. The provisions of the Plan as applied to any Participating Employer or Participant may be modified to supplemented from time to time by the adoption of one or more Supplements. In the event of any inconsistency between a Supplement and the Plan document, the terms of the Supplement shall govern.

        1.10. Severability of Plan Provisions. In the event any provisions of the Plan shall be held invalid or illegal for any reason, any invalidity or illegality shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if the invalid or illegal provision had never been included, and the Corporation shall have the right to correct and remedy such questions of invalidity or illegality by amendment as provided in Article 5.



                                   ARTICLE 2

                                  Definitions
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        2.1.  "Accrued Benefit" shall have the meaning ascribed to such term under the Pension Plan.

        2.2. "Administrative Committee" shall have the meaning ascribed to such term under the Pension Plan.

        2.3.  "Code" means the Internal Revenue Code of 1986, as amended.

        2.4.  "Corporation" has the meaning ascribed to such term in Section
1.1.

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        2.5.  "Deferred Compensation Plan" means Baxter International Inc. and
Subsidiaries Deferred Compensation Plan.

        2.6.  "Effective Date" means January 1, 1999.

        2.7. "ERISA" means the Employment Retirement Income Security Act of 1974, as amended.

        2.8.  "Excess Benefit" means the benefit determined under Section 4.2.

        2.9. "Participant" means an employee of a Participating Employer who is eligible for an Excess Benefit, Pension Make-Whole Benefit or Special Supplemental Benefit, as set forth in Section 3.1.

        2.10. "Participating Employer" means the Corporation and any affiliate of the Corporation which is a Participating Employer under the Pension Plan.

        2.11. "Pension Make-Whole Benefit" means the benefit determined under
Section 4.3.

        2.12. "Pension Plan" has the meaning ascribed to such term in Section
1.1.

        2.13. "Plan" has the meaning ascribed to such term in Section 1.1.

        2.14. "Special Supplemental Benefit" means the benefit determined under
Section 4.4.


                                   ARTICLE 3

                           Participation in the Plan
                           -------------------------

        3.1. Eligibility. An employee of a Participating Employer shall become a Participant in the Plan on the first date such employee is eligible for an Excess Benefit, Pension Make-Whole Benefit or Special Supplemental Benefit, in accordance with the following:

        (a) Each participant in the Pension Plan who has a fully vested interest in his or her Accrued Benefit under the Pension Plan and whose benefit under the Pension Plan is limited by reason of the application Section 415 or Section 401(a)(17) of the Code shall be eligible for an Excess Benefit, determined in accordance with
              Section 4.2.

        (b) Each participant in the Pension Plan who has a fully vested interest in his or her Accrued Benefit under the Pension Plan and who also is a participant in the Deferred Compensation Plan shall be eligible for a Pension Make-Whole Benefit, determined in accordance with Section 4.3.

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     (c)   The Administrative Committee (or the person or persons delegated such authority by the Administrative Committee), in its sole discretion, shall designate the individuals, if any, who shall be eligible for Special Supplemental Benefits.

     3.2. Restricted Participation. Notwithstanding any other provision of the Plan to the contrary, if the Administrative Committee determines that participation by one or more Participants shall cause the Plan as applied to any Participating Employer to be subject to Part 2, 3 or 4 of Subtitle B of Title I of ERISA, the entire interest of such Participants under the Plan shall be immediately paid to them by each applicable Participating Employer, or shall otherwise be segregated from the Plan in the discretion of the Administrative Committee, and such Participants shall cease to have any interest under the Plan. In the event the Participant has died, the foregoing provisions of this
Section 3.2 shall apply to the Participant's interest, if any, which is payable to the Participant's surviving spouse or other beneficiary.

     3.3. No Contract of Employment. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of the Corporation or any Participating Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

                                   ARTICLE 4

                      Amount and Payment of Plan Benefits
                      -----------------------------------

     4.1. Plan Benefits. Eligible Participants under the Plan shall receive an Excess Benefit, Pension Make-Whole Benefit or Special Supplemental Benefit, in the amount and payable at the times set forth in the following provisions of this Article 4.

     4.2. Excess Benefit. As of any date, an eligible Participant's "Excess Benefit" under the Plan shall be an amount equal to the Accrued Benefit the Participant would be eligible for under the Pension Plan as of such date if such Accrued Benefit were determined without regard to limitations of Section 415 and
Section 401(a)(17) of the Code, reduced by the Participant's actual Accrued Benefit under the Pension Plan as of such date. A Participant's Excess Benefit, if any, shall be paid at the same time and in the same form as the Participant's benefits under the Pension Plan; provided, however, the Administrative Committee, in its sole discretion, may defer commencement of payments under the Plan for a period of up to twelve months after the time payments under the Pension Plan commence.

     4.3. Pension Make-Whole Benefit. As of any date, an eligible Participant's "Pension Make-Whole Benefit" under the Plan shall be an amount equal to:

     (a) the Accrued Benefit the Participant would be eligible for under the Pension Plan as of such date if such Accrued Benefit were determined
           (i) without exclusion of compensation deferred under the Deferred Compensation Plan, and (ii) without regard to the limitations of Code Sections 415 and 401(a)(17),

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              reduced by

        (b) the sum of (i) the Participant's actual Accrued Benefit under the Pension Plan as of such date, and (ii) the amount of any Excess Benefit determined under Section 4.2 without regard to such deferred compensation.

A Participant's Pension Make-Whole Benefit, if any, shall be paid at the same time and in the same form as the Participant's benefits under the Pension Plan; provided, however, the Administrative Committee, in its sole discretion, may defer commencement of payments under the Plan for a period of up to twelve months after the time payments under the Pension Plan commence.

        4.4. Special Supplemental Benefits. The amount, if any, of a Participant's "Special Supplemental Benefit" shall be determined by the Administrative Committee, shall be subject to such terms and conditions as the Administrative Committee may establish, and shall be payable at the times and in the form determined by the Administrative Committee. The Administrative Committee, in its sole discretion, may delegate its authority under this Section
4.4 to any person or persons in connection with the award of Special Supplemental Benefits to a particular Participant, a class of Participants, or all Participants. A copy of all actions taken by the Administrative Committee or its delegate with respect to Special Supplemental Benefits under the Plan shall be sent to the Corporate Counsel in charge of the Company's employee benefit plans.

        4.5. Actuarial Equivalence. To the extent applicable, the benefits payable to any person under the Plan shall be determined by applying the appropriate interest rate and other actuarial assumptions set forth in the Pension Plan.

        4.6. Benefits May Not Be Assigned or Alienated. Benefits payable under the Plan are expressly declared to be unassignable and nontransferable. Neither the Participant nor any other person shall have any voluntary or involuntary right to commute, sell, assign, pledge, anticipate, mortgage or otherwise encumber or transfer or convey in advance of actual receipt any benefits payable under the Plan.

        4.7. Withholding Taxes. Benefits and payments under the Plan are subject to the withholding of all applicable taxes. Notwithstanding any provision of the Plan to the contrary, a Participant's initial benefit payment under the Plan shall be in an amount sufficient pay any remaining employment tax required to be withheld with respect to Plan benefits. To the extent such amount is in excess of the first distribution that would otherwise have been made based on the form of benefit elected by the Participant, subsequent payments will not begin until the aggregated payments that would have been made under the form of benefit elected by the Participant exceed the amount of such initial distribution.


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        4.8.  Beneficiaries. A Participant's beneficiary under the Plan with respect to benefits payable under the Plan following the Participant's death, if any, shall be the Participant's beneficiary under the Pension Plan.


                                   ARTICLE 5

                           Amendment and Termination
                           -------------------------

        5.1. Amendment and Termination. The Administrative Committee may, at any time, amend or supplement the Plan. The Board of Directors of the Corporation may, at any time, terminate the Plan. Notwithstanding the foregoing provisions of this Section 5.1, neither an amendment or termination of the Plan shall materially reduce or impair the interests of Participants or other persons entitled to benefits under the Plan; provided, however, the Administrative Committee or Corporation, as applicable, may amend or terminate the Plan at any time to take effect retroactively or otherwise, as deemed necessary or advisable for purposes of conforming the Plan to any present or future law, regulations or rulings relating to plans of this or a similar nature.

        5.2. Successors and Assigns. The obligations of the Corporation and the Participating Employers under the Plan shall be binding upon any assignee or successor in interest thereto.

                                   *   *   *

        IN WITNESS WHEREOF, the undersigned duly authorized officer has caused this Plan to be executed this __ day of November, 1999.


                                    BAXTER INTERNATIONAL INC.



                                    By ___________________________________
                                       Its Sr. Vice President of Human Resources



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